Exhibit (i)

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

GLOBAL HIGH INCOME DOLLAR FUND INC.

Pursuant to Sections 2-605 and 2-607 of the Maryland General Corporation Law, Global High Income Dollar Fund Inc. (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article SECOND of the Articles of Incorporation shall hereby be deleted and the following shall be inserted in lieu thereof:

Name of Corporation: The name of the corporation is GLOBAL HIGH INCOME FUND INC.

 ("Corporation").

SECOND: These Articles of Amendment were approved unanimously by the Corporation's Board of Directors pursuant to the charter amendment procedure described in Section 2-607(a)(2) of the Maryland General Corporation Law on July 19, 2006, which approval was effective on November 6, 2006.

THIRD: The amendment set forth in Article FIRST of these Articles of Amendment is limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

FOURTH: The Articles of Incorporation are hereby amended.

IN WITNESS WHEREOF, GLOBAL HIGH INCOME DOLLAR FUND INC. has caused these presents to be signed in its name and on its behalf by Keith A. Weller, Vice President and Assistant Secretary of the Corporation, and attested by Eric Sanders, Vice President and Assistant Secretary of the Corporation, on this 20th day of October, 2006, who swears under penalty of perjury that, to the best of his knowledge, information and belief, the matters set forth in the articles are true in all material respects.

GLOBAL HIGH INCOME DOLLAR FUND INC.

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary

Attest:	/s/ Eric Sanders
Eric Sanders
Vice President and Assistant Secretary